<u>FORBEARANCE AND WARRANT EXCHANGE AGREEMENT</u>

This **FORBEARANCE AND WARRANT EXCHANGE AGREEMENT** (the "**Agreement**") is entered into as of December 23, 2025 ("**Effective Date**"), by and between **Vocodia Holdings Corp**, a corporation organized under the laws of the State of Wyoming (the "**Borrower**") and **Eleven 11 Management LLC**, a limited liability company organized under the laws of the State of Nevada (the "**Investor**").

WHEREAS, the Borrower and the Investor entered into that certain **SENIOR SECURED CONVERTIBLE PROMISSORY NOTE** dated May 13 2025, as may be amended from time to time (collectively, the "**Note**"), issued pursuant to that certain **SECURITIES PURCHASE AGREEMENT** dated May 13, 2025 (the "**SPA**"), and secured pursuant to that certain **SECURITY AND PLEDGE AGREEMENT** dated May 13, 2025 (the "**Security Agreement**" and collectively with the Note and the SPA, the "**Loan Documents**");

WHEREAS, certain events of default have occurred under the Loan Documents, including, without limitation, failure by the Borrower to remain current with its SEC reporting obligations and breaches of covenants relating to the use of proceeds under the Loan Documents (collectively, the "**Events of Default**");

WHEREAS, prior to the execution hereof, the balance due under the Loan Documents as of the Effective Date, including principal, interest, penalties, fees and all other amounts due pursuant to the terms of the Loan Documents was $1,127,025.09 (the "**Outstanding Balance**");

WHEREAS, the Borrower has requested that the Investor forbear from exercising its rights and remedies arising from the Existing Defaults (as defined below); and;

WHEREAS, in connection with the forbearance granted herein, and in exchange for the surrender and cancellation of the Warrant (as defined below), the parties desire to effectuate a securities exchange pursuant to Section 3(a)(9) of the Securities Act, as more fully described below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor and the Borrower hereby agree as follows:

1. The representations, covenants, and recitations set forth in the foregoing recitals are hereby incorporated into and made a part of this Agreement, including all defined terms referenced therein.

2. Except as specifically modified by this Agreement, the terms and conditions of the Loan Documents, shall remain in full force and effect. In the event of any inconsistency between the terms of this Agreement and the terms of the Loan Documents, the terms of this Agreement shall control. All capitalized terms used herein shall have the meaning ascribed to them in the Note, unless defined otherwise herein.

3. So long as no Event of Default other than the Existing Defaults occurs, and subject to strict compliance with this Agreement: (i) the Investor agrees to forbear from declaring the Note in

default based solely on the Existing Defaults; (ii) interest shall accrue at the non-default interest rate; (iii) the Investor shall not charge Monitoring Fees; and (iv) the Investor shall not initiate collection actions against the collateral securing the Note. Forbearance is conditioned upon the Borrower becoming fully current in its SEC reporting obligations within thirty (30) days following the Effective Date. Failure to timely cure such reporting obligations shall constitute an immediate Event of Default and shall automatically terminate the forbearance provided herein.

4. The "Existing Defaults" shall mean only those Events of Default that occurred and were known to the Investor prior to the Effective Date. The Investor's agreement to temporarily refrain from exercising rights and remedies with respect to the Existing Defaults shall not constitute (a) a waiver of such defaults; (b) a waiver of the same conduct if repeated; or (c) a waiver of any other present or future default. All rights and remedies under the Loan Documents and applicable law are expressly reserved.

5. Waiver of Crypto-Related and Account-Access Covenants. Effective as of the Effective Date, the Investor hereby permanently waives any and all obligations, undertakings, conditions, or covenants of the Borrower—whether arising under the Loan Documents, referenced therein, or otherwise asserted during the negotiation or administration of the Loan Documents—that relate in any way to: (i) the use of proceeds for cryptocurrency, digital-asset, or blockchain-related transactions; (ii) the establishment, maintenance, or use of any digital-asset account, crypto wallet, custodial account, or similar structure; or (iii) granting the Investor, or any person acting on behalf of the Investor, any administrative, custodial, signatory, access, oversight, or control rights with respect to any such wallet or account (collectively, the "Crypto-Related Covenants"). All Crypto-Related Covenants are hereby waived in their entirety and shall be of no further force or effect. Except as expressly waived herein, all other covenants and obligations of Borrower under the Loan Documents remain in full force and effect.

6. Warrant Exchange; Increase to Outstanding Balance (Section 3(a)(9) Exchange). (i) Investor hereby surrenders, and the Borrower hereby cancels, that certain Common Share Purchase Warrant issued to Investor on May 13, 2025, for 611,111,111 Warrant Shares (the "Surrendered Warrant"), attached hereto as Exhibit A; (ii) As the sole consideration for the surrender and cancellation of the Surrendered Warrant, and concurrently with the execution of this Agreement, the Outstanding Balance shall be increased by Three Hundred Eighty Five Thousand Dollars ($385,000). No other consideration is being provided by the Investor in connection with this exchange; (iii) The parties acknowledge and agree that the exchange effected herein is an exchange of securities between an issuer and an existing security holder pursuant to Section 3(a)(9) of the Securities Act. No commission, remuneration, or other compensation has been paid or will be paid for soliciting the exchange; and (iv) The Warrant Exchange is legally independent from the forbearance provisions herein. No term of the forbearance constitutes consideration for the exchange, and no term of the exchange constitutes consideration for the forbearance.

7. Rule 144; Holding Period Tacking. The Borrower represents, warrants, and agrees that, for purposes of Rule 144, the Note (as modified solely to reflect the $385,000 increase to the Outstanding Balance) constitutes the same security as the Note issued on May 13, 2025, and the holding period for all securities issuable upon conversion of the Note shall include the Investor's holding period beginning on such date. The modifications and exchange effected herein do not constitute the issuance of a new security and are consistent with Rule 144(d)(3)(ii). The Borrower

agrees not to take any position inconsistent with this Section in any context, including with any transfer agent, regulator, court, or opinion counsel.

8. The Borrower represents and acknowledges that it has been provided with a reasonable period of time within which to discuss and review the terms of this Agreement with its counsel before signing it and that it is freely and voluntarily signing this Agreement in exchange for the benefits provided herein. Having acknowledged the foregoing, the Parties agree (i) that they will not contest the validity of this Agreement and the transactions contemplated therein, and (ii) that this Agreement shall be construed without regard to any presumption or other rule requiring construction against the Party causing the drafting thereof.

9. Borrower, on behalf of themselves and their heirs, executors, administrators, agents, members, managers, directors, shareholders, officers, successors and assigns, including former managers, directors, and officers (all of the foregoing, collectively, the "**Borrower Releasors**"), hereby release and forever discharge the Investor (individually and together), its agents, attorneys, successors and assigns (all of the foregoing, collectively, the "**Investor Releasees**") from all liabilities, charges, claims, agreements, causes of action, or suits, of whatever kind or nature, whether accrued, absolute, contingent, liquidated or unliquidated, known or unknown, which the Borrower Releasors ever had, now have, or hereafter can, shall, or may have against the Investor Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of this Amendment arising from, or relating to, the Warrant.

10. No failure of any party to exercise any power given under this Agreement or to insist upon strict compliance with any of the terms or conditions specified in this Agreement shall constitute a waiver of such party's right to demand exact compliance with the terms of this Agreement.

11. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state and/or federal courts located in Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon *forum non conveniens*. **THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY.** The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives

personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other related documents by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

13. Notices and Miscellaneous. All notices shall be given in accordance with the Notice provisions of the Loan Documents.

[*Signature page follows*]

IN WITNESS WHEREOF the parties have signed this Agreement in one or more counterparts as of the date first hereinabove set forth.

The Borrower

Vocodia Holdings Corp

By: Brian Podolak
Name: Brian Podolak
Title: Chief Executive Officer

The Investor

Eleven 11 Management LLC

By: Jeffrey Pazdro
Jeffrey Pazdro (Dec 23, 2025 16:58:23 EST)
Name: Jeffrey Pazdro
Title: Manager

[*Signature page to Forbearance and Warrant Exchange Agreement*]